Exhibit 5.2

Potter Anderson & Corroon LLP 1313 N. Market Street, 6th Floor Wilmington, DE 19801-6108 302.984.6000 potteranderson.com

February 27, 2025

Discovery Communications, LLC

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Delaware counsel for Discovery Communications, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company and each of Warner Bros. Discovery, Inc., WarnerMedia Holdings, Inc., and Scripps Networks Interactive, Inc. (each, a “Co-Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company of the following securities (collectively, the “Company Securities”):

(a)

senior debt securities (collectively, the “Senior Debt Securities”) to be issued in one or more series pursuant to the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time, the “Senior Indenture”), among the Company, Warner Bros. Discovery, Inc., as guarantor, and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as senior trustee;

(b)

subordinated debt securities (collectively, the “Subordinated Debt Securities”) to be issued in one or more series pursuant to a subordinated indenture (as amended or supplemented from time to time, the “Subordinated Indenture;” the Senior Indenture and the Subordinated Indenture, each, an “Indenture”) to be entered into by, among others, the Company, a trustee to be named in such Subordinated Indenture, and any Co-Registrant party thereto as a guarantor (the Senior Debt Securities and the Subordinated Debt Securities, collectively, the “Debt Securities”);

(c)

guarantees of debt securities (each, a “Guarantee”) that may be issued by one or more Co-Registrants pursuant to guarantee provisions contained in an Indenture, the applicable supplement thereto, if any, and/or any other document providing for a Guarantee (each, a “Guarantee Agreement”);

(d)	purchase contracts for the purchase or sale of Debt Securities (“Purchase Contracts”) pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”);

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February 27, 2025

(e)	warrants to purchase Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”); and/or

(f)	units consisting of any combination of the other type of securities listed in (a) through (e) above (the “Units”) pursuant to one or more unit agreements (each, a “Unit Agreement”).

In connection with the filing of the Registration Statement, you have asked us to render certain opinions as to matters of Delaware law. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies or forms otherwise proved to our satisfaction, of the following:

(i)

the Certificate of Formation of the Company, dated May 14, 2007, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 14, 2007, as amended by the Certificate of Amendment of the Certificate of Formation, dated January 28, 2008, as filed in the office of the Secretary of State on February 4, 2008, the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on January 11, 2021, and the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company, as filed in the office of the Secretary of State on March 9, 2023 (as amended, the “LLC Certificate”);

(ii)

the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 9, 2021 (the “LLC Agreement”), entered into by Discovery Communications Holding, LLC, as the sole member (the LLC Certificate and the LLC Agreement, collectively, the “Organizational Documents of the Company”);

(iii)	the Unanimous Written Consent of the Management Committee of the Company, dated February 27, 2025 (the “Consent”);

(iv)	the Registration Statement;

(v)	one or more certificates of one or more members, managers or officers of the Company, dated February 27, 2025 (the “Officer’s Certificate”), regarding certain matters and documents; and

(vi)	a Certificate of Good Standing with respect to the Company, dated February 26, 2025, obtained from the Secretary of State.

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February 27, 2025

For purposes of this opinion letter, we have not reviewed any documents, agreements or records other than the documents, agreements or records listed in paragraphs (i) through (vi) above. In particular, we have not reviewed, and express no opinion on, any document, agreement or record (other than the documents, agreements or records listed in paragraphs (i) through (vi) above) that is referred to in or incorporated by reference into the documents, agreements or records reviewed by us. We have assumed that there exists no provision in any document, agreement or record that we have not reviewed that bears upon or is inconsistent with or would otherwise alter the opinions stated herein. We have conducted no independent factual investigation of our own but rather, as to all questions of fact, have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

Based solely upon our examination of and reliance upon the foregoing, and subject to the limitations, exceptions, qualifications, and assumptions set forth herein, we are of the opinion that:

1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2. With respect to the Debt Securities to be issued under an Indenture, when such Indenture has been duly authorized by the Company, the Company will have the limited liability company power under the Organizational Documents of the Company to (a) enter into and perform its obligations under such Indenture, and (b) perform its obligations under the Debt Securities issued pursuant to such Indenture.

3. With respect to a Guarantee, when a Guarantee Agreement evidencing such Guarantee has been duly authorized by the Company, the Company will have the limited liability company power under the Organizational Documents of the Company to (a) enter into and perform its obligations under such Guarantee Agreement, and (b) perform its obligations under such Guarantee issued pursuant to such Guarantee Agreement.

4. With respect to any Purchase Contracts, when a Purchase Contract Agreement has been duly authorized by the Company, the Company will have the limited liability company power under the Organizational Documents of the Company to (a) enter into and perform its obligations under such Purchase Contract Agreement, and (b) perform its obligations under the Purchase Contracts issued pursuant to such Purchase Contract Agreement.

5. With respect to any Warrants, when a Warrant Agreement has been duly authorized by the Company, the Company will have the limited liability company power under the Organizational Documents of the Company to (a) enter into and perform its obligations under such Warrant Agreement, and (b) perform its obligations under the Warrants issued pursuant to such Warrant Agreement.

6. With respect to any Units, when a Unit Agreement has been duly authorized by the Company, the Company will have the limited liability company power under the Organizational Documents of the Company to (a) enter into and perform its obligations under such Unit Agreement, and (b) perform its obligations under the Units issued pursuant to such Unit Agreement.

Discovery Communications, LLC

February 27, 2025

The opinions expressed herein are subject in all respects to the following limitations, exceptions, qualifications, and assumptions:

A. Our opinions expressed herein are limited to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “LLC Act”), in effect on the date hereof. We have not considered and express no opinion with regard to, or as to the significance or effect in any respect of, laws, rules or regulations of any other jurisdiction (whether foreign or domestic), including, without limitation, the laws of any other state of the United States, federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities), the securities laws of any state of the United States, blue sky laws, antitrust laws, insurance laws, tax laws, emergency laws, and regulations of stock exchanges or of any other regulatory body.

B. We have assumed, without any investigation, (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the authenticity of all documents submitted to us as originals, (iv) the accuracy and completeness of all documents examined by us, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, or other copies, and (vi) that all documents provided to us as final remain in such form, have not been and will not be altered, modified, or amended in any respect, and have not otherwise been revoked since the time of their adoption and remain in full force and effect.

C. We have assumed (i) that, except to the extent provided in numbered opinion paragraph 1 above, each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction governing its creation, organization or formation and that each natural person who is a signatory to the documents examined by us has the legal capacity to sign such documents, (ii) that, except to the extent provided in numbered opinion paragraphs 2 through 6 above, each of the other parties to each of the Indentures, Guarantee Agreements, Purchase Contract Agreements, Warrant Agreements, and Unit Agreements (collectively, the “Company Securities Documents”) will have the power and authority to execute and deliver such Company Securities Documents, and to perform its obligations thereunder, (iii) the due authorization, execution, and delivery by all parties thereto of all documents examined by us (including, without limitation, the execution of the LLC Certificate by an “authorized person” (within the meaning of the LLC Act)), and that the Guarantees, Purchase Contracts, Warrants, Units, and each of the Company Securities Documents will be duly completed, dated, authorized, executed and delivered, as applicable, by each of the parties thereto, (iv) that each of the Company Securities Documents will constitute a legal, valid and binding obligation of the parties thereto, and be enforceable against the parties thereto, in accordance with its terms, (v) that the execution, delivery and performance of each of the Company Securities Documents, and the issuance, sale and delivery of the Company Securities, will not (a) result in a breach of the terms of, and will not contravene the Company’s constituent documents or any law, rule, or regulation applicable to the Company, (b) result in a breach of the terms of, and will not contravene, any contractual restriction binding upon

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the Company, or (c) require under any law, statute, rule, or regulation applicable to the Company any registration or filing with, or any authorization, consent or approval of, any governmental authority (other than such authorizations, approvals, actions, notices or filings that shall have been obtained or made, as the case may be, and which shall be in full force and effect). To the extent that the obligations of the Company under the Company Securities Documents may be dependent on such matters, we assume for purposes of this opinion letter that: (1) each counterparty to such Company Securities Documents is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) such counterparty is duly qualified to engage in the activities contemplated by the applicable Company Securities Documents; (3) each Company Securities Documents has been duly authorized, executed and delivered by the applicable counterparty and constitutes the legally valid and binding obligations of such counterparty, enforceable against such counterparty in accordance with its terms; (4) the applicable counterparty is in compliance, generally and with respect to acting as an agent under the Company Securities Documents with all applicable laws and regulations; and (5) the applicable counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Company Securities Documents.

D. We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made and remains true and correct on the date hereof.

E. We have assumed that the Company Securities being offered will be offered, issued and/or sold, as applicable, as contemplated in the Registration Statement and any prospectus supplement relating thereto and the Registration Statement and any prospectus supplement will comply with all applicable laws at the time the Company Securities are offered, issued and/or sold as contemplated by the Registration Statement.

F. The opinions set forth herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Transfer Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, (iv) public policy limitations with respect to exculpation, contribution, indemnity and advancement provisions, (v) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of any statutory right other than, as a matter of state law in the state courts of the State of Delaware, the right to a trial by jury, (vi) generally applicable rules of law that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected, (vii) general rules of law that may render an entire agreement unenforceable if any unenforceable provision thereof is essential to the agreed upon exchange, (viii) the qualification that a provision permitting modification of an agreement or waiver of rights or remedies under an agreement only in writing may not be enforceable, and (ix) the qualification that provisions requiring the payment of attorneys’ fees may be limited.

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February 27, 2025

G. We express no opinion as to the Uniform Commercial Code (including the Delaware Uniform Commercial Code, 6 Del. C. § 1-101 et seq., in effect on the date hereof) or as to whether any filings may be required thereunder in connection with any of the documents examined by us.

H. The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of the LLC Act as the same exists on the date hereof. We assume that the Organizational Documents of the Company will not have been modified or amended with respect to the purposes or powers of the Company and will be in full force and effect on the date the Company is or becomes obligated to offer, issue and/or sell, as applicable, the Company Securities. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect. The opinions expressed herein are limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein.

We hereby consent to your filing this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” We also consent to the reliance upon this opinion as to matters of Delaware law of Debevoise & Plimpton LLP (“Debevoise”) in connection with any opinions rendered by Debevoise on or about the date hereof in connection with the Registration Statement and the transactions contemplated thereby. These opinions are rendered solely for your benefit in connection with the filing of the Registration Statement and, except as provided in the preceding two sentences, may not, without our prior written consent, be furnished or quoted to any other person or entity. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Potter Anderson & Corroon LLP

MWW/AGF